UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2026

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite A100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3063

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2026 (the “Original Report”) by Vital Farms, Inc. (the “Company”). This Amendment is being filed solely to amend and supplement the Company’s disclosure under Item 2.05 of the Original Report.

At the time of filing the Original Report, the Company was unable in good faith to make a determination of an estimate or range of estimates required by Item 2.05 of Form 8-K for the plan described in the Original Report. The Company is filing this Amendment to provide such estimates now that they are reasonably estimable.

Except as described below, all other information in the Original Report remains unchanged, and this Amendment should be read in conjunction with the Original Report.

Item 2.05 Costs Associated with Exit or Disposal Activities

As previously disclosed in the Original Report, on May 1, 2026, management of the Company elected to wind down and discontinue its butter product offerings to focus on its core egg product categories, with such discontinuation expected to be substantially completed by the end of fiscal 2026.

On October 30, 2026, management of the Company determined in good faith that the Company expects to incur costs and charges associated with the wind-down that are now reasonably estimable, as follows:

Description	Estimated Range	Cash / Non-Cash	Expected Timing
Inventory Obsolescence	$8.0 million to $13.0 million	Non-cash charges	By the end of fiscal 2026
TOTAL	$8.0 million to $13.0 million

Inventory obsolescence includes write-downs of finished goods butter, bulk butter and packaging. The range noted above includes the $7.8 million of inventory obsolescence the Company recognized in the 13-week period ended June 28, 2026. The Company does not expect to incur material costs other than non-cash charges related to inventory obsolescence. The Company does not expect these charges to result in future cash expenditures.

The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the wind-down of its butter business.

Forward-Looking Statements

This Amendment contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Amendment that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding the scope, expected costs, timing and financial impacts of the planned wind-down of the Company’s butter products.

These forward-looking statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the Company’s ability to execute the discontinuation as currently planned, changes in the timing or scope of the discontinuation, operational or commercial developments that affect the wind-down process, the impact on relationships with consumers, customers, suppliers and other third parties, and other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this Amendment. Except as required by law, the Company does not undertake to update any forward-looking statements or information, including those contained in this Amendment.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: November 3, 2026	By:	/s/ Thilo Wrede
Thilo Wrede
Chief Financial Officer